EXHIBIT 10.4


                           EMPLOYEE LOAN-OUT AGREEMENT

      THIS EMPLOYEE LOAN-OUT AGREEMENT ("Agreement") is entered into effective as of July 1, 2001, by and between Cedars-Sinai Medical Center, a California nonprofit public benefit corporation (the "Medical Center") and Arbios Technologies, Inc., a Delaware corporation (the "Company"), with reference to the following facts:

                                    RECITALS

      A. The Medical Center owns and operates an acute care hospital and related health care facilities, located principally at 8700 Beverly Boulevard, Los Angeles, California 90048-1965.

      B. The Medical Center employs, among other persons, those persons and/or categories of employees set forth on Exhibit "A" attached hereto (collectively known as the "Medical Center Employees").

      C. Concurrently herewith, the Medical Center and the Company are entering into (i) a Stock Purchase Agreement (the "Stock Purchase Agreement"), and (ii) a License Agreement (the "License Agreement"), pursuant to which this Agreement is being executed and delivered. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the License Agreement.

      D. The Company desires to obtain the services of the Medical Center Employees on a part-time basis, and the Medical Center agrees to provide the services of the Medical Center Employees, subject to the terms and conditions set forth below.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained, the parties hereby agree as follows:

                                    ARTICLE I

                         TERM OF AGREEMENT; TERMINATION

      1.1 Term. The term of this Agreement ("Term") shall commence on the date first set forth above (the "Commencement Date"), and shall continue for a term of two (2) years, unless sooner terminated as provided herein.

      1.2 Termination. This Agreement shall terminate upon the earliest to occur of the following:

            (a) Any termination of either (i) the License Agreement, or (ii) that certain Facilities Lease, of even date herewith, between the Medical Center and the Company ("Facilities Lease"), unless the Company, within thirty (30) days following such termination of the Facilities Lease, obtains other laboratory space at a location that is reasonably acceptable to the Medical Center (which determination by the Medical Center will be based primarily upon an assessment as to whether the Medical Center Employees will continue to have the ability to meet their obligations to the Medical Center);

            (b) Upon ninety (90) days' written notice from the Medical Center if, within such ninety (90) day period, the Company shall fail to cure fully any breach or default of any material obligation under this Agreement as described in such written notice detailing the facts of such breach with reasonable specificity; provided, however, that the Company may avoid such termination if, before the end of such 90-day period, such breach or default has been cured by the Company;

            (c) Upon ninety (90) days' written notice from the Company if, within such ninety (90) day period, the Medical Center shall fail to cure fully any breach or default of any material obligation under this Agreement as described in such written notice detailing the facts of such breach with reasonable specificity; provided, however, that the Medical Center may avoid such termination if, before the end of such 90-day period, such breach or default has been cured by the Medical Center;

            (d) Upon thirty (30) days' written notice from the Company, with or without cause; or

            (e) Upon the mutual agreement of the Company and the Medical Center.

      1.3 Jeopardy. This Agreement shall be deemed immediately terminated upon the finding or directive of any governmental agency, or court or arbitrator of competent jurisdiction, that the relationship between the parties pursuant hereto violates any federal, state, or local law, rule, regulation, ordinance or order, or otherwise jeopardizes the tax-exempt status of the Medical Center; provided, however, that, upon the reasonable request of the Company, the parties shall use commercially reasonable efforts to restructure the relationship created by this Agreement on mutually-agreeable terms to avoid any such violations or other impact on the tax-exempt status of the Medical Center.

                                   ARTICLE II

                       RESPONSIBILITIES OF MEDICAL CENTER

      2.1 Provision of Medical Center Employees. The Medical Center shall provide the Medical Center Employees to the Company to render the services required by the Company of each such Medical Center Employee, including, without limitation, those duties described on Exhibit "A" attached hereto. The Medical Center Employees shall be provided to the Company to work at the "Premises" (as such term is defined in the Facilities Lease) or any substitute premises that are reasonably acceptable to the Medical Center (determinable in the same manner set forth in Section 1.2(a)(ii) hereof), for the period of time and pursuant to the schedule of work hours set forth on Exhibit "B" attached hereto. The Medical Center and the Company may modify Exhibit "A" and Exhibit "B" hereto from time to time in a writing signed by both parties.

      2.2 Supervision. The Medical Center shall designate a supervisory employee (the "Medical Center Supervisor") who shall coordinate with a designated Company supervisor or staff member (the "Company Coordinator") the functions and responsibilities to be assumed by the Medical Center Employees in connection with this Agreement.


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


      2.3 Evaluations; Compensation. The Medical Center Employees shall be supervised by and evaluated on an annual basis by the Medical Center Supervisor. The Medical Center shall set compensation, benefits, raises, and bonuses, if any, for the Medical Center Employees. The Medical Center shall be responsible for hiring, firing, reassigning and replacing all of the Medical Center Employees. Subject to Section 2.6 hereof, the Department of Surgery of the Medical Center shall, upon request by the Company, replace any Medical Center Employee, in the event that any such Medical Center Employee quits, retires, is terminated, or otherwise ceases employment with the Medical Center.

      2.4 Company Rules. The Medical Center shall support all rules, regulations, policies, procedures and protocols of the Company (collectively, the "Company Rules"). To the extent reasonably feasible, Medical Center shall ensure that the Medical Center Employees comply with the Company Rules; provided that Company promptly notifies the Medical Center in writing of each instance of a Medical Center Employee's failure to comply with such Company Rules.

      2.5 Reasonable Cause Termination of Medical Center Employees. Notwithstanding anything to the contrary set forth in this Agreement, Medical Center shall immediately terminate the participation of any of the Medical
Center Employees with the Company at the Company's request upon reasonable cause. As used herein, the term "reasonable cause" shall include, without limitation, any material violation by a Medical Center Employee of any Company Rule or any rule, regulation, policy, procedure or protocol of Medical Center. A Medical Center Employee who is so terminated shall be notified by the Medical Center, and shall have no rights to administrative redress by or on behalf of the Company.

      2.6 Withdrawal of Medical Center Employees. The Medical Center may withdraw or reduce the work schedule of any of the Medical Center Employees from his or her assignment at the Company upon thirty (30) days' prior written notice to the Company. In the event of any such withdrawal or reduction for reasons other than material reductions or cuts in the Medical Center's budget(s) for the Department(s) for which the Medical Center Employees work at the Medical Center ("Budget Reductions"), the Department of Surgery of the Medical Center shall use reasonable efforts to select a replacement for the withdrawn Medical Center Employee who is acceptable to the Company within sixty (60) business days from the effective notice of withdrawal. In the event that the Department of Surgery of the Medical Center is unable to find a suitable replacement within such period (or such longer period as may be mutually agreed-upon by the parties), the Medical Center shall be relieved of its obligation hereunder to replace such withdrawn Medical Center Employee. In the event that the Medical Center withdraws or reduces the work schedule of any Medical Center Employee as a result of Budget Reductions, the Medical Center also shall be relieved of its obligation hereunder to replace such withdrawn Medical Center Employee for so long as such Budget Reductions remain in effect and are not subsequently offset by material budget increases in the relevant Medical Center Department(s).

      2.7 Insurance; Certain Supplies. The Medical Center shall arrange and procure or ensure that each Medical Center Employee has arranged and procured, if appropriate (a) professional liability insurance or funded self-insurance, covering each of the Medical Center Employee's activities hereunder, with liability limits of not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) annual aggregate; (b) health insurance in amounts standard for Medical Center employees of the same classification as the Medical Center Employees; and (c) necessary lab coats or uniforms which shall be designated by mutual agreement between the Medical Center and the Company.


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


      2.8 Notifications. The Medical Center shall notify the Medical Center Employees, in writing, that they are responsible for (a) following the internal rules, regulations, policies and procedures of the Company; (b) wearing appropriate Company identification while on the Company's premises (including any premises leased by the Company from the Medical Center pursuant to the Facilities Lease); (c) obtaining written permission from the Company, prior to publication, of any material based solely or in part on his or her experience at the Company, which permission may be withheld in the Company's sole and absolute discretion; (d) obtaining any required health examinations, including necessary immunizations, tuberculin tests, and chest X-rays, if such examinations, immunizations, tests and X-rays are necessary, appropriate or otherwise required by state law, as amended from time to time; and (e) if required by the Company or applicable law, providing the Company with a current certificate of health prior to commencement of duties for the Company which may include, without limitation, verification of a TB test (current within one year) proving immunity to rubella and a PPD test or, if necessary, a chest X-ray showing no active tuberculosis, consistent with state regulations.

      2.9 Medical Center Employees' Intellectual Property Rights. The Medical Center shall require, upon the Company's request, each of the Medical Center Employees to execute an Invention Agreement and Confidentiality Agreement, in a form reasonably acceptable to the parties hereto and in accordance with the division of intellectual property rights between the Medical Center and the Company as set forth in Section 4.3 hereof.

                                  ARTICLE III

                           RESPONSIBILITIES OF COMPANY

      3.1 Consideration. The Company is obtaining the services of the Medical Center Employees in partial consideration for the shares of Junior Preferred Stock being issued to the Medical Center by the Company pursuant to the Stock Purchase Agreement. However, if the Company requires any of the Medical Center Employees to perform services on its behalf at any location or locations other than the Premises, the Company shall arrange and pay for all transportation, lodging and meal expenses required for Employee's rendition of services (it being understood and agreed that the Medical Center shall have no responsibility for any such expenses, or for any "per diem" or other travel expenses or allowances for the Medical Center Employees under such circumstances).

      3.2 Space; Supplies. The Company shall, subject to availability and absence of interference with the Company's regular activities, provide the Medical Center Employees with such research and laboratory space, equipment and tools reasonably necessary for the Medical Center Employees to carry out their duties on behalf of the Company.

      3.3 Emergency Aid. The Company shall, on any day when a Medical Center Employee is at the Premises or any of the Company's other facilities, provide the Medical Center Employees with necessary emergency health care or first-aid for accidents occurring in, on or about the Premises or such other Company facilities.


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


                                   ARTICLE IV

               CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

      4.1 Confidential Information. The parties acknowledge that the provisions set forth in Section 10 of the License Agreement shall be applicable to any and all disclosures of such party's Confidential Information made by any of the Medical Center Employees to the Company or the Medical Center, as applicable. Each of the parties understands and agrees that the Medical Center Employees may not disclose or use any of the other party's Confidential Information for such non-disclosing party's benefit or use. Further, each of the parties acknowledges and agrees that it shall have no right, title, interest, or license in or to any of the other party's Confidential Information, except as otherwise expressly agreed to by the parties in a separate agreement that is duly executed by each party's authorized representative(s). Each of the parties covenants and agrees that it will not seek to acquire any of the other party's Confidential Information, or induce any of the Medical Center Employees to breach their duty to preserve the other party's Confidential Information in a strictly confidential manner. The Medical Center shall require, upon the Company's request, each of the Medical Center Employees to execute a Confidentiality Agreement, in a form reasonably acceptable to the parties hereto and in accordance with the terms of this Section 4.1.

      4.2 Name Use  Restrictions.  The  Company  agrees that the  provisions  of
Section 9 of the License Agreement also refer to any use or reference to any of the Medical Center Employees' names, in their capacity as employees of the Medical Center.

      4.3 Intellectual Property Rights.

            (a) The Company shall own all right, title and interest in and to any and all Inventions which are "first reduced to practice" (as that phrase is commonly understood under United States patent laws) by any of the Medical Center Employees (i) using the Company's supplies, equipment (including, without limitation, those items leased by the Medical Center to the Company), facilities (including, but not limited to, the Premises) or trade secrets (as that term is commonly understood under United States intellectual property laws), or (ii) during the course of his or her services for the Company (including, but not limited to, any Inventions first reduced to practice by such Medical Center Employees at the Premises). The parties acknowledge and agree that any such Inventions which constitute Licensee Improvements shall be subject to the terms and conditions of the License Agreement with respect thereto.

            (b) The Medical Center shall own all right, title and interest in and to any and all Inventions which are first reduced to practice by any of the Medical Center Employees (i) using the Medical Center's supplies, equipment (excluding those items leased by the Medical Center to the Company during the term of such lease), facilities (excluding the Premises) or trade secrets, or
(ii) during the course of his or her services for the Medical Center (including, but not limited to, any Inventions first reduced to practice by such Medical Center Employees at any of the Medical Center's facilities (other than the Premises)). The parties acknowledge and agree that any such Inventions which constitute Future Patent Rights or Future Technical Information shall be subject to the terms and conditions of the License Agreement with respect thereto.




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


            (c) Each of the parties hereby agrees to take all actions, and to execute and deliver to the other party all instruments, conveyances, assignments, certificates and other documents reasonably requested by the other party in order to effectuate the intent of the foregoing ownership provisions in this Section 4.3.

      4.4 Remedies. Each of the parties acknowledges and agrees that the remedy at law for the breach (or threatened breach) of any provision of this Article IV may be inadequate and that the other party may be entitled to injunctive relief or specific performance without bond, in addition to any other rights and remedies which the other party may have for any such breach or threatened breach.

      4.5 Survival. Each of the parties agrees that its obligations, covenants, and agreements and the rights of the other party as set forth in this Article IV shall survive any termination or expiration of this Agreement.

                                   ARTICLE V

                 STATUS OF COMPANY AND MEDICAL CENTER EMPLOYEES

      It is expressly agreed and understood by the Medical Center and the Company that all of the Medical Center Employees are providing the Company with the services described herein and in Exhibit "A", and the Medical Center Employees are not, and shall not be considered to be, employees of Company for any purpose whatsoever, including, but not limited to, compensation for services, employees' welfare and pension benefits, fringe benefits of employment, or workers' compensation insurance. The Medical Center shall be responsible for payment of all the above compensation; provided, however, that the Company shall maintain workers' compensation insurance on the Medical Center Employees as may be required by California law.

                                   ARTICLE VI

                                 INDEMNIFICATION

      6.1 By Company. The Company hereby agrees to indemnify, defend, and hold the Medical Center, its Affiliates, and their respective directors, officers, trustees, members, shareholders, employees, independent contractors, agents, attorneys and representatives (collectively, "Medical Center Parties"), from and against any and all Losses suffered by any of the Medical Center Parties in any Action arising or resulting from (a) injuries to persons, including death, or damage to property arising from any act, omission or negligence of the Company, its Affiliates, any of their respective directors, officers, shareholders, employees, independent contractors, agents or representatives, or any of the Medical Center Employees during such times when they are providing services to or for the Company; (b) any of the Company's employment practices or conduct (including, but not limited to, any practices or conduct which are or are alleged to be in violation of any statute, ordinance, common law, rule, regulation, policy, or administrative interpretation or guide concerning wage and hour practices, health and safety, workers' compensation, employment discrimination, payroll taxes, labor relations, wrongful discharge, tortious conduct, breach of the employment relationship, whether based on oral, written, or implied contract (including, but not limited to, breach of any collective bargaining contract to which such party is bound) or any other aspect of employment whatsoever) (collectively, "Employment Practices"); and (c) the performance of this Agreement by the Company; provided, however, that the Company shall have no obligation under this Section 6.1 with respect to any Losses in any Action to the extent such Losses are caused by the gross negligence or willful misconduct of the Medical Center.


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


      6.2 By Medical Center. The Medical Center hereby agrees to indemnify, defend, and hold the Company, its Affiliates, and their respective directors, officers, shareholders, employees, independent contractors, agents, attorneys and representatives (collectively, "Company Parties"), from and against any and all Losses suffered by any of the Company Parties in any Action arising or resulting from (a) injuries to persons, including death, or damage to property arising from any act, omission or negligence of the Medical Center, its Affiliates, or any of their respective directors, officers, shareholders, employees (including the Medical Center Employees during such times when they are providing services to or for the Medical Center and not the Company), independent contractors, agents or representatives; (b) any of the Medical Center's Employment Practices; and (c) the performance of this Agreement by the Medical Center; provided, however, that the Medical Center shall have no obligation under this Section 6.2 with respect to any Losses in any Action to the extent such Losses are caused by the gross negligence or willful misconduct of the Company.

      6.3 Notice of Claim. If any of the Medical Center Parties or the Company Parties, as the case may be ("Indemnified Party") receives notice of any Action with respect to which the Company or the Medical Center, as applicable, is obligated to provide indemnification pursuant to Section 6.1 or Section 6.2 hereof (the "Indemnifying Party"), the Indemnified Party shall promptly give the Indemnifying Party written notice thereof, which notice shall specify, if known, the amount or an estimate of the amount of the Losses arising therefrom. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such Action, if prejudicial to the Indemnifying Party's ability to defend such Action, shall relieve the Indemnifying Party of any liability to the Indemnified Party under this Article VI to the extent the Indemnifying Party was prejudiced by such failure. The Indemnifying Party shall not settle or compromise any Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 6.4 hereof.

      6.4 Defense by Indemnifying Party. In connection with any Action, the Indemnifying Party, at its sole cost and expense, shall assume the defense of any such Action proceeding using counsel of its choice (subject to the approval of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed). The Indemnified Party shall be entitled to participate (but not control) the defense of any such Action, with its counsel and at its own expense; provided, however, that if the Indemnified Party determines, in its reasonable discretion, that a conflict of interest exists between the Indemnifying Party (or any constituent party thereof) and the Indemnified Party, the Indemnified Party shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the Indemnifying Party, but in no event shall the Indemnifying Party be liable to pay for the costs and expenses of more than one such separate counsel. If the Indemnifying Party does not assume the defense of any Action, or any litigation resulting therefrom, within thirty (30) days of receipt of written notice, the Indemnified Party may defend against such Action or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and the Indemnifying Party shall be entitled to participate (but not control) the defense of the Action, with its counsel and at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Action or the amount or nature of any settlement thereof, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such Action in a reasonably prudent manner.


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


      6.5 Survival. Each of the parties agrees that its obligations, covenants, and agreements and the rights of the other party as set forth in this Article VI shall survive any termination or expiration of this Agreement.

                                  ARTICLE VII

                                    INSURANCE

      7.1 Evidence of Insurance. Each party shall submit to the other party, as soon as reasonably practicable after the Commencement Date, evidence of liability coverage written by outside carrier(s), self-insurance, or a combination thereof including, without limitation: (a) comprehensive public liability coverage; (b) coverage for any acts of professional malpractice; and
(c) workers' compensation insurance all in forms and with coverage reasonably acceptable to the other party and standard and customary for similarly situated companies in the industry.

      7.2 Claims-Made Requirements. In the event that any insurance required pursuant to this Agreement is in a "claims-made" form, as opposed to an "occurrence" form (as such terms are used in the insurance industry), coverage shall, to the extent available on commercially reasonable terms, be maintained for claims occurring during the Term hereof and for three (3) years after the expiration or earlier termination of this Agreement. In the event a claims-made policy is canceled, non-renewed or otherwise expires, the party who was insured under such policy shall provide to the other party an endorsement stating that coverage is afforded for a discovery period of three (3) years following the expiration or earlier termination of this Agreement.

      7.3 Survival. The provisions of Section 7.2 shall survive the termination or expiration of this Agreement.

                                  ARTICLE VIII

                    AFFIRMATIVE ACTION AND NONDISCRIMINATION

      Inasmuch as the Medical Center is bound by the following provisions with respect to the Medical Center Employees, during the Term of this Agreement, the Company agrees as follows (it being understood that none of the following shall be deemed to make any of the Medical Center Employees employees of the Company for any purpose):

      8.1 Non-Discrimination. The Company will not discriminate against any employee or applicant for employment because of race, color, age (over 40), marital status, religion, sex, actual or perceived sexual orientation, national origin, ancestry, medical condition (cancer-related), physical or mental handicap or Vietnam-era veteran status. Company agrees to take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, sexual orientation or national origin. Such action shall include, but not be limited to, the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. Company agrees to post in conspicuous places, available to employees and applicants for employment, notices in English and Spanish setting forth the provisions of this nondiscrimination clause.


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


      8.2 Statements. The Company will, in all solicitations or advertisements for employees placed by or on behalf of Company, state that all qualified applicants will receive consideration for employment without regard to race, color, age (over 40), marital status, religion, sex, sexual orientation, national origin, ancestry, medical condition (cancer related), mental or physical handicap or Vietnam era veteran status.

      8.3 Notices. The Company will send to each labor union or representative of workers with which Company has a collective bargaining agreement or other contract or understanding, a notice, advising the labor union or workers' representative of Company's commitments under Section 202 of Executive Order No. 11246 of September 24, 1965 (as amended to date, the "Executive Order"), and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

      8.4 Compliance with Laws. The Company will comply with all provisions of the Executive Order, and of the rules, regulations, and relevant orders (the "Labor Secretary Rules") of the United States Secretary of Labor (the "Labor Secretary").

      8.5 Information and Reports. The Company will furnish all information and reports required by the Executive Order, and by the Labor Secretary Rules, or pursuant thereto, and will permit the Medical Center and the Labor Secretary (or their authorized agents) with access to the Company's books, records, and documents for purposes of investigation to ascertain compliance with the Executive Order and the Labor Secretary Rules.

      8.6 Penalties. In the event of the Company's noncompliance with the provisions of this Article VIII, this Agreement may be canceled, terminated or suspended in whole or in part and the Company may be declared ineligible for Government contracts in accordance with procedures authorized in the Executive Order, and such other sanctions may be imposed and remedies invoked as provided in the Executive Order or by rule, regulation, or order of the Labor Secretary of Labor, or as otherwise provided by law.

      8.7 Inclusion of Provisions. The Company will include the provisions of Sections 8.1 through 8.7 in every subcontract or purchase order unless exempted by the Labor Secretary Rules, regulations, or orders of the Labor Secretary of Labor issued pursuant to Section 204 of the Executive Order, so that such provisions will be binding upon each subcontractor or vendor. The Company will take such action with respect to any subcontract or purchase order as the Medical Center may direct as a means of enforcing such provisions, including sanctions for noncompliance; provided, however, that in the event the Company becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the Medical Center, the Company may request the United States to enter into such litigation to protect the interests of the United States.

                                   ARTICLE IX

                     MEDICARE RECORD DISCLOSURE REQUIREMENTS

      9.1 Cost Verification. For the purpose of implementing Section 1861(v)(1)(I) of the Social Security Act (as amended, the "Act") and any regulations promulgated pursuant thereto, each party hereto agrees to comply with the following statutory requirements governing the maintenance of documentation to verify the cost of services rendered by the Medical Center Employees under this Agreement:

            (a) Until the expiration of four (4) years after the furnishing of any such services pursuant hereto such contract, such party shall make available, upon written request, to the Secretary of the Department of Health and Human Services (the "DHHS Secretary") or, upon request, to the Comptroller General of the United States ("Comptroller General"), or any of their duly authorized representatives, this Agreement and the books, documents and records of such party that are necessary to certify the nature and extent of such costs; and

            (b) If such party carries out any of the duties of this Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($10,000) or more over a twelve (12) month period, with a related organization (as that term is defined with regard to a provider in 42 C.F.R. ss.413.17(b)), such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request, to the DHHS Secretary or, upon request, to the Comptroller General, or any of their duly authorized representatives, the subcontract and the other books, documents and records that are necessary to certify the nature and extent of such costs.

      9.2 Records Access. If either party is requested to disclose books, documents or records pursuant to Section 1861(v)(l)(I) of the Act and/or 42 C.F.R. ss.420.300 et seq., such party shall promptly notify the other party of the nature and scope of such request and the notifying party shall make such books, documents or records disclosed reasonably available to the other party, which other party may copy at its own cost and expense.

                                   ARTICLE X

                                   ASSIGNMENT

      This Agreement shall be binding upon and shall inure to the benefit of each party and its respective successors and permitted assigns. Neither party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other party, except that the Medical Center shall have the right to assign its rights and to delegate its obligations under this Agreement as part of any reorganization or bond financing. The Company agrees to comply with all of the terms and conditions of this Agreement upon any such assignment or delegation by the Medical Center. Without limiting the generality of the foregoing, any desired assignment or delegation of this Agreement by the Company shall be governed by and construed in accordance with the provisions and procedures of Article XV of the Facilities Lease, as the same has been clarified pursuant to that certain letter agreement between the parties, also of even date herewith.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 Notices. All notices required or desired to be provided in connection with this Agreement shall be provided in the manner and to the addresses set forth in Section 13.1 of the License Agreement, with the Medical Center being classified as "CSMC" and the Company as "Licensee".

      11.2 Governing Law; Venue. The validity, interpretation, and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Any legal action or proceeding with respect to this Agreement shall be brought in the state or federal courts sitting in Los Angeles, California, the parties hereto hereby waiving any claim or defense that such forum is not convenient or proper. Each party hereby agrees that any such court shall have in personam jurisdiction over it, consents to service of process in any manner authorized by California law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

      11.3 Severability. In the event any provision of this Agreement is held to be unenforceable or void by any court or arbitrator of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless remain in full force and effect except to the extent such result would defeat an essential business purpose of this Agreement.

      11.4 Compliance with Laws. The parties shall comply with all applicable federal, state and local laws, rules, regulations, ordinances and orders in connection with the performance of their duties and obligations under this Agreement.

      11.5 Waivers. Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. A waiver of any of the terms and conditions hereof shall not be construed as a waiver of any other terms and conditions hereof.

      11.6 Interpretation. Ambiguities, if any, in this Agreement shall be reasonably construed in accordance with all relevant circumstances including, without limitation, prevailing practices in the industry of the parties in the place where the contract is to be performed and shall not be construed against either party, irrespective of which party may be deemed to have authored the ambiguous provision.

      11.7 Relationship of Parties. Medical Center and the Company acknowledge and agree that this Agreement is not intended, and shall not be construed, to create a relationship of agent, servant, employee, partnership, joint venture, or association between the Medical Center, the Medical Center Employee(s), and the Company or any of its contractors. Medical Center and the Company are independent contractors of each other.

      11.8 Entire Agreement. This Agreement contains a full and complete expression of the rights and obligations of the parties with respect to the subject matter hereof, and it shall supersede all other agreements, written or oral, heretofore made by the parties. This Agreement may be modified only in writing, signed by the parties hereto.

      11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      11.10 Recitals and Exhibits. All Recitals and Exhibits attached hereto are incorporated herein by reference.





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                                       12

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


                        THE "COMPANY":

                        ARBIOS TECHNOLOGIES, INC.

                        By:  /s/ Kristin P. Demetriou
                               -------------------------------------------------
                               Name:  Kristin P. Demetriou
                               Title: Secretary


                        THE "MEDICAL CENTER":

                        CEDARS-SINAI MEDICAL CENTER

                        By:  /s/ Shlomo Melmed
                               -------------------------------------------------
                               Name:  Shlomo Melmed, M.D.
                               Title: Senior Vice President for Academic Affairs


                        By:  /s/ Edward M.  Prunchunas
                               -------------------------------------------------
                               Name:  Edward M.  Prunchunas
                               Title: Senior Vice President for Finance and CFO


                                       13